Exhibit 99.1

Investor Contact:	Media:
Andy Milevoj	press@1800flowers.com
investors@1800flowers.com

1-800-FLOWERS.COM, Inc. Reports Fiscal 2026 First Quarter Results

Reports Revenue of $215.2 Million and a Net Loss of $53.0 Million

Jericho, NY, October 30, 2025 – 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading provider of thoughtful expressions designed to help inspire customers to give more, connect more, and build more and better relationships, today reported results for its Fiscal 2026 first quarter ended September 28, 2025.

“Fiscal 2026 marks a pivotal year of stabilization for 1-800-Flowers.com, as we lay the foundation for sustainable, long-term growth. We are already seeing early benefits from our turnaround strategy, including improved marketing efficiency, enhanced customer focus, and expanded reach into new channels. Welcoming new talent and streamlining our operations have positioned us to execute with greater agility and accountability. While there is much more work ahead and some challenges to navigate, I am encouraged by the momentum building across the enterprise and am confident in our team’s ability to deliver improved results over time,” said Adolfo Villagomez, Chief Executive Officer.

“Profitability trends improved throughout the quarter thanks to better marketing spend effectiveness, though timing factors impacted results for September. Alongside our marketing contribution margin improvements this quarter, we continued to advance our cost optimization initiatives. Building on the $17 million in savings we implemented during Fiscal 2025, we now anticipate achieving an additional $50 million in gross savings over the next two years, prior to any associated costs,” said James Langrock, Chief Financial Officer.

Fiscal 2026 First Quarter Performance

•

Total consolidated revenues decreased 11.1% to $215.2 million, compared with the prior year period mainly due to a strategic shift that is focused on marketing effectiveness and profitability, combined with changes in wholesale order timing from the first quarter a year ago into the second quarter of this fiscal year.

•	Gross profit margin decreased 240 basis points to 35.7%, compared with 38.1% in the prior year period, primarily due to deleveraging on the sales decline.

•

Operating expenses decreased $12.0 million to $127.3 million, compared with the prior year period, primarily due to lower marketing and labor costs. Excluding non-recurring charges and the impact of the Company’s non-qualified deferred compensation plan in both periods, operating expenses declined $10.9 million as compared with the prior year to $124.9 million.

•	Net loss for the quarter was ($53.0) million, or ($0.83) per share, compared with a net loss of ($34.2) million, or ($0.53) per share in the prior year period.

•	Adjusted Net Loss[1] was ($53.0) million, or ($0.83) per share, compared with an Adjusted Net Loss[1] of ($32.9) million, or ($0.51) per share, in the prior year period.

•	Adjusted EBITDA[1] loss for the quarter was ($32.9) million, compared with an Adjusted EBITDA[1] loss of ($27.9) million in the prior year period.

(1)	Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for reconciliation of non-GAAP results to applicable GAAP results.)

Segment Results

The Company provides Fiscal 2026 first quarter selected financial results for its Gourmet Foods & Gift Baskets, Consumer Floral & Gifts, and BloomNet® segments in the tables attached to this release and as follows:

•

Gourmet Foods & Gift Baskets: For the quarter, revenues declined 8.6% to $76.8 million, as compared with the prior year period. Gross profit margin decreased 340 basis points from the prior year period to 28.6% due to deleveraging on the sales decline and increased commodity and shipping costs. The segment contribution margin[1] loss was $13.4 million, compared with $11.3 million in the prior year period, excluding system implementation costs.

•

Consumer Floral & Gifts: For the quarter, revenues declined 14.6% to $115.4 million, as compared with the prior year period. Gross profit margin decreased 200 basis points from the prior year period to 37.9% due to deleveraging on the sales decline and increased commodity and shipping costs. The segment contribution margin[1] was $4.5 million, compared with $4.9 million in the prior year period.

•

BloomNet: For the quarter, revenues were $23.1 million, essentially flat as compared with a year ago. Gross profit margin decreased 230 basis points from the prior year period to 47.7%, due to higher florist fulfillment costs and rebates, a higher cost of merchandise, and a less favorable mix between wholesale and service revenue. The segment contribution margin[1] was $5.9 million, compared with $6.8 million in the prior year period.

Fiscal 2026

The Company is approaching Fiscal Year 2026 as a pivotal period of foundation setting. By transforming 1-800-Flowers.com, Inc. into a customer-centric, data-driven organization with clear objectives and ROI-focused decision making, the Company aims to position itself to fuel future growth.

The Company’s strategic priorities are focused on positioning the organization for long-term growth. These priorities include:

●	driving cost savings and organizational efficiency,

●	building a customer-centric and data-driven organization,
●	broadening our reach beyond our e-commerce sites into new channels, and
●	strengthening our team through enhanced talent and accountability.

With a renewed commitment to agility and customer-centricity, the Company believes these foundational steps will set the stage for sustainable revenue and profit growth in the years to come.

Conference Call

The Company will conduct a conference call to discuss its financial results today, October 30, 2025, at 8:00 a.m. (ET). The conference call will be webcast from the Investors section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investors section of the Company’s website within two hours of the call’s completion.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP,” “adjusted” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures. Reconciliations for forward-looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including, for example, those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The lack of such reconciling information should be considered when assessing the impact of such disclosures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Deferred Compensation Plan (“NQDC”) investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and Adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and Adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and Adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and Adjusted EBITDA-related items to determine its interest rate and to measure compliance with certain covenants. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin

We define Segment Contribution Margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted Segment Contribution Margin is defined as Segment Contribution Margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how Segment Contribution Margin and Adjusted Segment Contribution Margin were calculated for each period presented. When viewed together with our GAAP results, we believe Segment Contribution Margin and Adjusted Segment Contribution Margin provide management and users of the financial statements meaningful information about the performance of our business segments. Segment Contribution Margin and Adjusted Segment Contribution Margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of Segment Contribution Margin and Adjusted Segment Contribution Margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for this limitation when using these measures by looking at other GAAP measures, such as Operating Income and Net Income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common

Share as Net Income (Loss) and Net Income (Loss) Per Common Share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how Adjusted Net Income (Loss) Per Common Share and Adjusted or Comparable Net Income (Loss) Per Common Share were calculated for each period presented. We believe that Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP Net Income (Loss) and Net Income (Loss) Per Common Share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define Free Cash Flow as net cash provided by (used in) operating activities less capital expenditures. The Company considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free Cash Flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since Free Cash Flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of Free Cash Flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of thoughtful expressions designed to help inspire customers to share more, connect more, and build more and better relationships. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Card Isle®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Things Remembered®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Simply Chocolate® and Scharffen Berger®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge on eligible products across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad-range of products and services designed to help members grow their businesses profitably; Napco®, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among America’s Most Trustworthy Companies by Newsweek for 2024. 1-800-FLOWERS.COM, Inc. was also recognized as one of America’s Most Admired Workplaces for 2025 by Newsweek and was named to the Fortune 1000 list in 2022. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com.

FLWS–COMP
FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or forecasts concerning future events; they do not relate strictly to historical or current facts. Such statements can generally be identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “foresee,” “forecast,” “likely,” “should,” “will,” “target,” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements relating to future actions; the Company’s ability to leverage its operating platform and reduce its operating expense ratio; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic priorities; its ability to cost effectively acquire and retain customers and drive purchase frequency; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company cannot guarantee that any forward-looking statement will be realized. Achievement of future results is subject to risk, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	September 28, 2025	June 29, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,747	$46,502
Trade receivables, net	40,003	21,693
Inventories	269,781	177,127
Prepaid and other	40,657	37,405
Total current assets	358,188	282,727

Property, plant and equipment, net	209,571	215,596
Operating lease right-of-use assets	103,710	107,476
Goodwill	37,625	37,625
Trademarks with indefinite lives	86,673	86,673
Other intangibles, net	2,235	2,691
Other assets	42,499	39,829
Total assets	$840,501	$772,617

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$73,938	$74,581
Accrued expenses	123,233	109,887
Current maturities of long-term debt	134,000	21,000
Current portion of long-term operating lease liabilities	15,277	15,918
Total current liabilities	346,448	221,386

Long-term debt, net	128,940	134,764
Long-term operating lease liabilities	96,403	99,644
Deferred tax liabilities, net	6,447	6,679
Other liabilities	44,755	41,862
Total liabilities	622,993	504,335
Total stockholders’ equity	217,508	268,282
Total liabilities and stockholders’ equity	$840,501	$772,617

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Operations

(in thousands, except for per share data)

(unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024
Net revenues:
E-Commerce	$169,014	$193,174
Other	46,186	48,916
Total net revenues	215,200	242,090
Cost of revenues	138,438	149,771
Gross profit	76,762	92,319
Operating expenses:
Marketing and sales	69,105	82,097
Technology and development	14,150	15,639
General and administrative	31,118	28,526
Depreciation and amortization	12,902	13,038
Total operating expenses	127,275	139,300
Operating loss	(50,513)	(46,981)
Interest income	(311)	(660)
Interest expense	4,621	4,020
Other income, net	(2,347)	(1,767)
Loss before income taxes	(52,476)	(48,574)
Income tax expense (benefit)	481	(14,384)
Net loss	$(52,957)	$(34,190)

Basic and diluted net loss per common share	$(0.83)	$(0.53)

Basic and diluted weighted average shares used in the calculation of net loss per common share	63,630	64,198

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024

Operating activities:
Net loss	$(52,957)	$(34,190)
Reconciliation of net loss to net cash used in operating activities, net of acquisitions:
Depreciation and amortization	12,902	13,038
Amortization of deferred financing costs	177	180
Deferred income taxes	(232)	(607)
Bad debt expense	4	84
Stock-based compensation	2,312	2,479
Other non-cash items	232	255
Changes in operating items, net of acquisitions:
Trade receivables	(15,072)	(23,025)
Inventories	(92,654)	(97,439)
Prepaid and other	(3,252)	(29,237)
Accounts payable and accrued expenses	9,461	(8,806)
Other assets and liabilities	105	27
Net cash used in operating activities	(138,974)	(177,241)

Investing activities:
Acquisitions, net of cash acquired	-	(3,000)
Capital expenditures	(6,652)	(12,075)
Net cash used in investing activities	(6,652)	(15,075)

Financing activities:
Acquisition of treasury stock	(129)	(1,255)
Proceeds from exercise of employee stock options	-	41
Proceeds from bank borrowings	110,000	45,000
Repayment of bank borrowings	(3,000)	(2,500)
Net cash provided by financing activities	106,871	41,286

Net change in cash and cash equivalents	(38,755)	(151,030)
Cash and cash equivalents:
Beginning of period	46,502	159,437
End of period	$7,747	$8,407

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information – Category Information

(dollars in thousands) (unaudited)

	Three Months Ended
	September 28, 2025	September 29, 2024	System Implementation Costs	As adjusted (non-GAAP) September 29, 2024	% Change
Net revenues:
Consumer Floral & Gifts	$115,430	$135,180	$—	$135,180	(14.6)%
BloomNet	23,125	23,075	—	23,075	0.2%
Gourmet Foods & Gift Baskets	76,784	84,003	—	84,003	(8.6)%
Corporate	68	89	—	89	(23.6)%
Intercompany eliminations	(207)	(257)	—	(257)	19.5%
Total net revenues	$215,200	$242,090	$—	$242,090	(11.1)%
Gross Profit:
Consumer Floral & Gifts	$43,744	$53,929	—	$53,929	(18.9)%
	37.9%	39.9%		39.9%

BloomNet	11,030	11,528	—	11,528	(4.3)%
	47.7%	50.0%		50.0%

Gourmet Foods & Gift Baskets	21,961	26,844	—	26,844	(18.2)%
	28.6%	32.0%		32.0%

Corporate	27	18	—	18	50.0%
	39.7%	20.2%		20.2%
Total gross profit	$76,762	$92,319	$—	$92,319	(16.9)%
	35.7%	38.1%		38.1%

EBITDA (non-GAAP)
Segment Contribution Margin (non-GAAP) (a)
Consumer Floral & Gifts	$4,501	$4,944	$—	$4,944	(9.0)%
BloomNet	5,939	6,841	—	6,841	(13.2)%
Gourmet Foods & Gift Baskets	(13,358)	(12,253)	913	(11,340)	(17.8)%
Segment Contribution Margin Subtotal	(2,918)	(468)	913	445	(755.7)%
Corporate (b)	(34,693)	(33,475)	867	(32,608)	(6.4)%
EBITDA (non-GAAP)	(37,611)	(33,943)	1,780	(32,163)	(16.9)%
Add: Stock-based compensation	2,312	2,479	—	2,479	(6.7)%
Add: Compensation charge related to NQDC Plan investment appreciation	2,352	1,738	—	1,738	35.3%
Adjusted EBITDA (non-GAAP)	$(32,947)	$(29,726)	$1,780	$(27,946)	(17.9)%

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands, except for per share data)

(unaudited)

Reconciliation of net loss to adjusted net loss (non-GAAP):	Three Months Ended
	September 28, 2025	September 29, 2024

Net loss	$(52,957)	$(34,190)
Adjustments to reconcile net loss to adjusted net loss (non-GAAP)
Add: System implementation costs	-	1,780
Deduct: Income tax effect on adjustments	-	(527)
Adjusted net loss (non-GAAP)	$(52,957)	$(32,937)

Basic and diluted net loss per common share	$(0.83)	$(0.53)

Basic and diluted adjusted net loss per common share (non-GAAP)	$(0.83)	$(0.51)

Weighted average shares used in the calculation of basic and diluted net loss and adjusted net loss per common share	63,630	64,198

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net loss to adjusted EBITDA (non-GAAP):	Three Months Ended
	September 28, 2025	September 29, 2024

Net loss	$(52,957)	$(34,190)
Add: Interest expense and other, net	1,963	1,593
Add: Depreciation and amortization	12,902	13,038
Add: Income tax expense (benefit)	481	(14,384)
EBITDA	(37,611)	(33,943)
Add: Stock-based compensation	2,312	2,479
Add: Compensation charge related to NQDC plan investment appreciation	2,352	1,738
Add: System implementation costs	-	1,780
Adjusted EBITDA	$(32,947)	$(27,946)

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive, and stock-based compensation, as well as changes in the fair value of the Company's NQDC Plan. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions are included within corporate expenses as they are not directly allocable to a specific segment.

1-800-FLOWERS.COM, Inc. and Subsidiaries

Selected Financial Information

(in thousands)

(unaudited)

Reconciliation of net cash used in operating activities to free cash flow (non-GAAP):	Three Months Ended
	September 28, 2025	September 29, 2024
Net cash used in operating activities	$(138,974)	$(177,241)
Capital expenditures	(6,652)	(12,075)
Free cash flow	$(145,626)	$(189,316)